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                                                                    EXHIBIT 99.1


                                                                      [DQE Logo]
                                                    Cherrington Corporate Center
                                                                       Suite 100
                                                         500 Cherrington Parkway
                                                      Coraopolis, PA  15108-3181


Contact:  Thomas Hurkmans                               FOR IMMEDIATE RELEASE
          (412) 231-3787
          tomhurkmans@dqe.com

                  DQE SUBSIDIARY DUQUESNE ENTERPRISES OUTLINES
             STRATEGIC E-COMMERCE AND ENERGY TECHNOLOGY INVESTMENTS

Pittsburgh, Pa. - January 31, 2000 - In DQE's year-end earnings release Internet Webcast, subsidiary Duquesne Enterprises today outlined six of its existing strategic investments in businesses that utilize technology to make delivered commodities, such as electricity, gas, water, communications and information, more valuable for customers.

Duquesne Enterprises President Thomas Hurkmans detailed the company's ownership interest in six promising E-commerce and energy technology businesses and discussed the market potential for their services.

Enermetrix.com provides a first-of-its-kind Internet service which allows
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commercial and industrial users of electricity and natural gas to post energy requirements on a secure website and utilize an on-line Internet auction involving over 50 energy suppliers to purchase energy at the lowest possible price. Nominated by Bill Gates for the prestigious Smithsonian Award and named to Information Week's E-Business 100 List, Enermetrix facilitated millions of
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dollars in energy transactions during 1999, on which it earned commissions which averaged 2% of the price of the energy sold. Forrester Research has predicted that energy trade on the Internet will reach $266 billion by 2004. Duquesne Enterprises was the first outside investor and remains the largest shareholder in Enermetrix, owning 23% of the fully diluted common stock in this on-line, real-time, reverse auction energy procurement business. Other strategic investors include General Electric and Insight Capital Partners.

OnlineChoice.com uses the Internet to create pools of customers to purchase
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goods and services at lower prices.  Its first product offering,
ElectricityChoice.com, which assists residential and commercial customers with electricity purchases, closed its first buying pool in December 1999, registering more than 4,000 customers in the Pittsburgh market, who were being given the opportunity to save between 15 and 25 percent off the electricity generation portion of their monthly bill. OnlineChoice recently launched its second essential-services Internet site, GasChoice.com. In addition, OnlineChoice has a relationship with Priceline.com whereby OnlineChoice
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provides electricity and gas services to Priceline.com's Webhouse Club members.
The success of OnlineChoice's first pool has generated significant interest in its current electricity and gas offerings as well as its planned offerings of telephone service, home security and other essential services. The residential markets for electricity and gas for the 12 months ended September 1999 were $93 billion and $30 billion, respectively, according to the U.S. Department of Energy. OnlineChoice is poised to capture a share of these large markets as deregulation occurs. Duquesne Enterprises was the first outside investor and currently is the largest shareholder in OnlineChoice.com, with 34% of the fully diluted common stock. Other strategic investors include Lycos Ventures and Draper Triangle Ventures.

DepositSaver.com is a first-of-its-kind insurance product, developed by
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Predictive Data, Inc. that replaces landlord requirements for cash deposits.
The primary market for DepositSaver, which is delivered and serviced through efficient and scalable E-commerce channels, is the approximately 40 million apartments in the U.S., including both new leases and the conversion of current tenant deposits to DepositSaver. More than 400 landlords, with nearly 500,000 units under management nationwide, have applied for the coverage. The Predictive Data system provides flexible, automatic bill presentation and payment and cash disbursal services for its customers and partners, allowing flexible payment dates, terms and methods. The insurance and the underwriting is provided by a CNA insurance company and is sold through Swett & Crawford, an Aon Company, with 10,000 independent insurance agents throughout the U.S. In addition to the apartment market, several utilities are planning to use DepositSaver to eliminate utility deposits required of customers. The DepositSaver product creates an Internet-based electronic link to its customers through which other valuable services, such as on-line insurance and financial services products, may be provided. Duquesne Enterprises was the first outside investor and remains the largest shareholder in PredictiveData, currently owning 51% of the fully diluted common stock of the company.

BroadPoint Communications offers targeted, interactive electronic commerce media
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service through a free long-distance telephone service, called FreeWay.
Subscribers earn two minutes of free calling time for each 7-12 second audio advertisement to which they listen. BroadPoint bridges the gap between the telephone and the Internet by enabling its subscribers to interact with advertisers' web sites via the telephone. BroadPoint currently has more than
400,000 subscribers, with extremely attractive demographics.   More than 150
national advertisers use the FreeWay system, including About.com, ebay, E-Loan, First USA, the Wall Street Journal, GEICO and WebMD. In a nationally
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representative study, 60% of consumers indicated they would be likely to use
FreeWay on an average of 50% of their long-distance calls, translating into well over 100 million potential subscribers. Duquesne Enterprises was the first outside investor in BroadPoint and owns approximately 26% of the fully diluted equity.

H Power is a leading fuel-cell development company that offers a proton exchange
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membrane fuel cell, commonly referred to as a PEM fuel cell, which converts natural gas into electricity in a chemical non-combustion reaction with water as the only
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byproduct. Fuel cells provide customers with the ability to generate electricity outside the traditional electric grid, thereby providing an alternative power source for customers and for back-up generation. H Power provided the New Jersey Department of Transportation a sizable number of competitively bid, non-subsidized fuel cell systems used for back-up power for the state's entire fleet of variable highway message signs. In 1999, H Power entered into an agreement with ECO Fuel Cells (a subsidiary of ECO, Inc., an association of more than 150 U.S. rural electric cooperatives which was founded to provide products and services to more than 900 U.S. rural electric cooperatives) calling for a significant equity investment in H Power and a long-term partnership to introduce its fuel cell technology to ECO's member corporations. Duquesne Enterprises owns a minority interest in H Power.

SatCon Technology Corporation manufactures and sells power and energy management
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products for telecommunications, factory automation, aircraft, satellites and automotive applications and also supplies important components to leading fuel cell manufacturers, including Plug Power and H Power. Duquesne Enterprises owns 9% of the outstanding common stock of this publicly traded company.

For more information, please go to www.DuquesneEnterprises.com.

DQE is an evolving multi-utility delivery company, providing essential commodities to homes and businesses and developing services which make these delivered commodities more valuable for customers.

     Duquesne Enterprises acquires, develops and invests in companies involved in electronic commerce, energy services and communications. Duquesne Enterprises' companies are developed as independent, stand-alone businesses, pursuing compelling market opportunities, each with its own specialized management team. Duquesne Enterprises develops these businesses in an environment which is enriched and supportive, in which synergies and linkages with DQE affiliates are offered as options to improve business results.

This release contains forward-looking statements that are subject to a number of known and unknown risks and uncertainties that may cause the actual results to be materially different from any results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general economic and business conditions with respect to Internet and energy technology companies.

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